Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-286641 and 333-288978) and Form S-8 (No. 333-286006) of zSpace, Inc. (the Company) of our report dated March 27, 2025, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, P.C.

Spokane, Washington

March 30, 2026